Exhibit 10.4.43
CHANGE IN CONTROL AGREEMENT
     On September 6, 2007, the Company entered into a Change in Control Agreement with Eric W. Narowski, the Company’s Vice President, Corporate Controller and Principal Accounting Officer. The form of Change in Control Agreement with Mr. Narowski is the form previously used by the Company in connection with other executive officers, and was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 31, 2005 and incorporated herein by reference.